As filed with the Securities and Exchange Commission on April 13, 2007

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Owens Corning*

(Exact Name of Registrant as Specified in its Charter)

Delaware	3290	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

(312) 853-7000

*	The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.50% Senior Notes due 2016	$650,000,000	100%	$650,000,000	$19,955
Guarantees of 6.50% Senior Notes due 2016	(2)	(3)	(3)	(3)
7.00% Senior Notes due 2036	$550,000,000	100%	$550,000,000	$16,885
Guarantees of 7.00% Senior Notes due 2036	(2)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	The exchange notes are guaranteed by CDC Corporation; Engineered Pipe Systems, Inc.; Eric Company; Exterior Systems, Inc.; Falcon Foam Corporation; INTEGREX Ventures LLC; IPM Inc.; Jefferson Holdings, Inc.; Modulo USA LLC; Norandex Distribution, Inc.; OCCV1, Inc.; OCCV2, LLC; OCCV3, LLC; OCCV4, LLC; Owens Corning Composite Materials, LLC; Owens Corning Construction Services, LLC; Owens Corning Cultured Stone, LLC; Owens Corning Fabwel, LLC; Owens-Corning Fiberglas Technology Inc.; Owens-Corning Fiberglas Technology II, LLC; Owens Corning Foam Insulation, LLC; Owens Corning Franchising, LLC; Owens-Corning Funding Corporation; Owens Corning HOMExperts, Inc.; Owens Corning HT, Inc.; Owens Corning Insulating Systems, LLC; Owens Corning Overseas Holding, Inc.; Owens Corning Roofing and Asphalt, LLC; Owens Corning Sales, LLC; Owens Corning Science and Technology, LLC; Owens Corning U.S. Holdings, LLC; Palmetto Products, Inc.; and Soltech, Inc.
(3)	No additional consideration will be paid by the recipients of the exchange notes for the guarantees. Pursuant to Rule 457(n), no separate fee is payable for the guarantees being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
CDC Corporation	Wisconsin	39-1830456

Engineered Pipe Systems, Inc.	Delaware	34-1870323

Eric Company	Delaware	34-1162113

Exterior Systems, Inc.	Delaware	54-0790261

Falcon Foam Corporation	Delaware	34-1810126

INTEGREX Ventures LLC	Delaware	34-1921499

IPM Inc.	Delaware	51-0336727

Jefferson Holdings, Inc.	Delaware	58-2407011

Modulo USA LLC	Delaware	45-0556704

Norandex Distribution, Inc.	Delaware	32-0176635

OCCV1, Inc.	Delaware	20-5580634

OCCV2, LLC	Delaware	20-5581329

OCCV3, LLC	Delaware	20-8006919

OCCV4, LLC	Delaware	20-8006751

Owens Corning Composite Materials, LLC	Delaware	35-2273537

Owens Corning Construction Services, LLC	Delaware	36-4590392

Owens Corning Cultured Stone, LLC	Delaware	61-1504835

Owens Corning Fabwel, LLC	Delaware	37-1525615

Owens-Corning Fiberglas Technology Inc.	Illinois	36-3797635

Owens-Corning Fiberglas Technology II, LLC	Delaware	83-0466000

Owens Corning Foam Insulation, LLC	Delaware	38-3737830

Owens Corning Franchising, LLC	Delaware	32-0181362

Owens-Corning Funding Corporation	Delaware	34-1788139

Owens Corning HOMExperts, Inc.	Delaware	32-0176636

Owens Corning HT, Inc.	Delaware	34-1830879

Owens Corning Insulating Systems, LLC	Delaware	37-1525228

Owens Corning Overseas Holding, Inc.	Delaware	34-1794022

Owens Corning Roofing and Asphalt, LLC	Delaware	32-0176634

Owens Corning Sales, LLC	Delaware	74-3189734

Owens Corning Science and Technology, LLC	Delaware	30-0369347

Owens Corning U.S. Holdings, LLC	Delaware	30-0369361

Palmetto Products, Inc.	Delaware	34-1560647

Soltech, Inc.	Kentucky	35-1575937

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2007

Prospectus

Owens Corning

Offer to Exchange

$650,000,000 6.50% Senior Notes due 2016 and $550,000,000 7.00% Senior Notes due 2036

for

$650,000,000 6.50% Senior Notes due 2016 and $550,000,000 7.00% Senior Notes due 2036

Which Have Been Registered Under the Securities Act of 1933

Material Terms to the Exchange Offer and Exchange Notes

•	We are offering to exchange the notes we sold previously in private offerings, which we refer to as the old notes, for new registered exchange notes, which we refer to as the exchange notes.

•	You may withdraw tenders of old notes at any time prior to the expiration of this exchange offer.

•	This exchange offer expires at , New York City time, on , 2007, unless we extend the offer.

•

The terms of the exchange notes to be issued in this exchange offer are substantially identical to the old notes, except for the transfer restrictions, registration rights and the obligation to pay additional interest under specified circumstances.

•	No public market currently exists for the old notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

•

The exchange notes, like the old notes, will be unsecured and will rank equally in right of payment with all of our other existing unsecured senior indebtedness. The exchange notes will be fully and unconditionally guaranteed by each of our current and future domestic subsidiaries that is a borrower or a guarantor under our credit agreement. The guarantees will rank equally with the guarantors’ respective unsecured senior indebtedness.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The company and the guarantors have agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

You should carefully consider the risk factors beginning on page 8 of, and incorporated by reference into, this prospectus before participating in this exchange offer.

Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Owens Corning, One Owens Corning Parkway, Toledo, Ohio 43659, Attention: Corporate Secretary, (419) 248-8000. To obtain timely delivery, you must request the information no later than                     , 2007, which is five business days before the expiration date of this exchange offer.

You should rely only on the information contained, or incorporated by reference, in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.

In this prospectus, unless otherwise expressly set forth or as the context otherwise indicates:

•	The term OCD refers to Owens Corning Sales, LLC (formerly known as Owens Corning), prior to its emergence from bankruptcy.

•

The terms Owens Corning, the Company, “we,” “our” and “us” refer to Owens Corning (formerly known as Owens Corning (Reorganized) Inc.), a Delaware corporation, and its subsidiaries, after OCD’s emergence from bankruptcy.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain, or incorporate by reference, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “project,” “strategy,” “will,” and other terms of similar meaning or import in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Some of the important factors that may influence possible differences include:

•	competitive factors;

•	pricing pressures;

•	availability and cost of energy and materials;

•	construction activity;

•	interest rate movements;

•	issues involving implementation of new business systems;

•	achievement of expected cost reductions and/or productivity improvements;

•	general economic and political conditions, including new legislation;

•	overall global economic environment;

•	foreign exchange fluctuations;

•	the success of research and development activities;

•	difficulties or delays in manufacturing; and

•	labor disputes.

All forward-looking statements in, or incorporated by reference into, this prospectus should be considered in the context of the risk and other factors described above. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information, including the financial statements and related notes, appearing elsewhere in, or incorporated by reference into, this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Our Company

Owens Corning, a global company incorporated in Delaware, is headquartered in Toledo, Ohio, and is a leading producer of residential and commercial building materials and glass fiber reinforcements and other similar materials for composite systems. We operate within two general product categories: building materials, which includes our Insulating Systems, Roofing and Asphalt, and Other Building Materials and Services reportable segments, and composites, which includes our Composite Solutions reportable segment. Through our building materials product category, we manufacture and sell products primarily in the United States, Canada, Europe and Latin America, and through our composites product category, we manufacture and sell products primarily in the United States, Canada, Europe, Asia Pacific and Latin America. We maintain leading market positions in both of our major product categories.

On October 5, 2000, our predecessor company, OCD and certain of its subsidiaries, who we refer to collectively as the Debtors, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code to resolve asbestos claims against OCD and certain of its subsidiaries and protect the long-term value of OCD’s business. OCD satisfied the conditions of its plan of reorganization and emerged from bankruptcy on October 31, 2006, with all asbestos-related liabilities resolved through such plan of reorganization. At such time, the Company became the holding company for the Owens Corning companies.

Corporate Information

Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our principal website is located at www.owenscorning.com. Information on our website does not constitute part of this prospectus.

The Exchange Offer

In connection with the issuance of $650,000,000 aggregate principal amount of our 6.50% Notes due 2016, which we refer to as the Old 2016 Notes and $550,000,000 aggregate principal amount of our 7.00% Notes due 2036, which we refer to as the Old 2036 Notes and together with the Old 2016 Notes, the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, which we refer to as the Notes Registration Rights Agreement.

You are entitled to exchange in this exchange offer Old 2016 Notes for a like principal amount of our 6.50% Notes due 2016, which we refer to as the Exchange 2016 Notes, and Old 2036 Notes for a like principal amount of our 7.00% Notes due 2036, which we refer to as the Exchange 2036 Notes. We refer to the Exchange 2016 Notes and the Exchange 2036 Notes collectively as the exchange notes.

The exchange notes are identical in all material respects to the applicable series of old notes except that:

•	the exchange notes have been registered under the Securities Act of 1933, as amended, referred to as the Securities Act, and will be freely tradable by persons who are not affiliated with us;

•	the exchange notes are not entitled to registration rights which are applicable to the old notes under the Notes Registration Rights Agreement; and

•

our obligation to pay additional special interest on the old notes based on the timing of the exchange offer, as described under “The Exchange Offer—Purpose and Effect of This Exchange Offer,” does not apply to the exchange notes.

The Exchange Offer

We are offering to exchange up to the entire aggregate principal amount of each series of the exchange notes in exchange for a like aggregate principal amount of the corresponding series of the old notes. We are commencing two separate exchange offers with respect to each series of old notes. We refer to these exchange offers, collectively, as the exchange offer in this prospectus. Old notes may be exchanged only in integral multiples of $1,000. For a description of the procedures for tendering the old notes, see “The Exchange Offer—Procedures for Tendering Old Notes.”

Resales

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange Notes issued under this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Expiration Date; Withdrawal of Tenders

This exchange offer will expire at                     , New York City time,                     , 2007, or such later date and time to which we extend it. We do not currently intend to extend the expiration date. A tender of old notes pursuant to this exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

Conditions to this Exchange Offer	This exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Certain Conditions to This Exchange Offer.”

Procedures for Tendering Old Notes

If you wish to accept this exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of it, according to the instructions contained in this prospectus and the letter of transmittal. You must mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold old notes through The Depository Trust Company, which we refer to as DTC, and wish to participate in this exchange offer, you may use DTC’s Automated Tender Offer Program to tender, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you are not an affiliate of ours or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are acquiring the exchange notes in the ordinary course of business;

•	at the time of the exchange offer, you have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the old notes or the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

See “The Exchange Offer—Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures

If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC’s

Automated Tender Offer Program prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Old Notes

As a result of this exchange offer, and upon our acceptance for exchange of all old notes validly tendered pursuant to this exchange offer, we will have fulfilled a covenant contained in the Notes Registration Rights Agreement applicable to the old notes. Accordingly, we may not be obligated to pay further additional interest as described in the Notes Registration Rights Agreement.

Consequences of Failure to Exchange

If you are a holder of old notes and do not tender your old notes in this exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the indenture, except for any rights under the Notes Registration Rights Agreement which by their terms terminate upon the consummation of this exchange offer. All old notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, or as otherwise required under certain limited circumstances pursuant to the terms of the Notes Registration Rights Agreement, we do not currently anticipate that we will register the old notes under the Securities Act. See “The Exchange Offer—Consequences of Failure to Exchange.”

Summary of Certain United States Federal Income Tax Considerations

The exchange of old notes for exchange notes will not be a taxable event to you for U.S. federal income tax purposes. As a result, (1) you will not recognize taxable gain or loss as a result of exchanging your old notes for exchange notes; (2) the holding period of the exchange notes will include the holding period of the old notes exchanged therefor; and (3) the adjusted issue price and the adjusted tax basis of the exchange notes will be the same as the adjusted issue price and adjusted tax basis of the old notes exchanged therefor immediately before the exchange. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer.

Exchange Agent

LaSalle Bank National Association is the exchange agent for this exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

The Exchange Notes

The following summary of the terms of the exchange notes is not intended to be complete. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes.”

Issuer	Owens Corning

Guarantees

All payments with respect to the exchange notes (including principal and interest) will be fully and unconditionally guaranteed, jointly and severally, by each of our current and future domestic subsidiaries that is a borrower or a guarantor under the Credit Agreement. The guarantees are general unsecured senior obligations of the subsidiary guarantors and rank equally with the existing and future senior unsecured indebtedness of the guarantors. See “Description of Exchange Notes—The Subsidiary Guarantees.”

Principal Amounts	Exchange 2016 Notes: $650,000,000
Exchange 2036 Notes: $550,000,000

Maturity Dates	Exchange 2016 Notes: December 1, 2016
Exchange 2036 Notes: December 1, 2036

Interest Rates	Exchange 2016 Notes: 6.50%
Exchange 2036 Notes: 7.00%

Interest Payment Dates	We will pay interest on the Exchange 2016 Notes and the Exchange 2036 Notes on June 1 and December 1 of each year, beginning on June 1, 2007;

Optional Redemption	We may redeem some or all of the outstanding exchange notes at any time at the redemption prices described in “Description of Exchange Notes—Optional Redemption.”

Ranking

The exchange notes and the subsidiary guarantees will be our and the guarantors’ general senior unsecured obligations and will rank equally in right of payment with our and the guarantors’ existing and future senior unsubordinated debt. The exchange notes and the subsidiary guarantees will be effectively subordinated to any of our and the guarantors’ secured debt, to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of our subsidiaries that are not guarantors.

Listing	We do not intend to list the exchange notes on any exchange or to include the exchange notes in any automated quotation system.

Certain Covenants	The indenture governing the notes contains certain covenants that limit, among other things, our ability and the ability of our subsidiaries to:

•	incur liens on certain properties to secure debt;

•	engage in sale-leaseback transactions; and

•	merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity.

These covenants are subject to a number of important exceptions and limitations, which are described in the “Description of Exchange Notes—Covenants.”

Certain ERISA Considerations

Generally, Benefit Plans (as defined herein) and other employee benefit plans will be permitted to purchase the notes and/or any interest therein subject to the restrictions described herein. However, any Benefit Plans or other employee benefit plans contemplating a purchase of the notes should consult with their counsel before making such a purchase. See “Certain ERISA Considerations.”

Risk Factors	Investing in the exchange notes involves risks. See the section entitled “Risk Factors” for a description of certain risks you should consider before investing in the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (dollar amounts in millions).

	Predecessor					Successor
	For the twelve months ended December 31, 2002	For the twelve months ended December 31, 2003	For the twelve months ended December 31, 2004	For the twelve months ended December 31, 2005	For the ten months ended October 31, 2006	For the two months ended December 31, 2006
Ratio of earnings to fixed charges	N/A	6.4	13.8	N/A	34.1	N/A
Earnings deficiency	$2,320	$—	$—	$4,475	$—	$91

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent pre-tax income from continuing operations before adjustments for minority interests in consolidated subsidiaries and income or loss from equity investees, plus fixed charges. “Fixed charges” consist of interest expense, including amortization of financing costs and that portion of rental expense deemed representative of interest.

For the years ended December 31, 2002 and 2005 and the two months ended December 31, 2006, earnings were inadequate to cover fixed charges. The dollar amount of coverage deficiency is disclosed in the table above.

References in the table of ratio of earnings to fixed charges to the “Successor” company and the “Predecessor” company, respectively, refer to the Company on and after November 1, 2006, and to OCD prior to such date.

RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in, or incorporated by reference into, this prospectus, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2006, before you decide to participate in the exchange offer. If any of the events outlined actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected.

Risks Related to the Exchange Offer

Failure to exchange your old notes will leave them subject to transfer restrictions.

Any old notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. After this exchange offer, holders of old notes will not have any further rights under the Notes Registration Rights Agreement, with limited exceptions. In general, old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the old notes under the Securities Act. As old notes are tendered and accepted in the exchange offer, the aggregate principal amount of old notes will decrease, which will decrease their liquidity. Any market for old notes that are not exchanged could be adversely affected by the conclusion of this exchange offer.

Late deliveries of the old notes and other required documents could prevent a holder from exchanging its notes.

Holders are responsible for complying with all exchange offer procedures. Issuance of exchange notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Old Notes.” Therefore, holders of old notes who wish to exchange them for exchange notes should allow sufficient time for completion of the exchange procedures. We are not obligated to notify you of any failure to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the exchange notes may be restricted.

A broker-dealer that purchased old notes for its own account as part of market making or trading activities must deliver a prospectus when it sells the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Risks Related to the Exchange Notes

The exchange notes will be effectively subordinated to our future secured indebtedness and our subsidiary guarantors’ future secured indebtedness as well as to any existing and future indebtedness of our subsidiaries that do not guarantee the exchange notes.

The exchange notes are not secured by any of our assets or the assets of our subsidiary guarantors. As a result the indebtedness represented by the exchange notes would effectively be subordinated to any secured indebtedness we or our subsidiary guarantors may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to their collateral. In the event of the dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the exchange notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes.

We may be unable to repurchase the exchange notes if we experience a change of control and a related downgrade in the credit rating of the exchange notes.

Under certain circumstances, we are required, under the terms of the exchange notes, to offer to purchase all of the outstanding exchange notes if we experience a change of control and a related downgrade in the credit rating of the exchange notes. Our failure to repay holders tendering exchange notes upon a change of control and related downgrade will result in an event of default under the exchange notes. If a change in control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding to purchase the exchange notes, or any other securities that we would be required to offer to purchase. We may require additional financing from third parties to fund any such purchases but we cannot assure you that we would be able to obtain such financing.

The change of control provision in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control repurchase event under the indenture. Such a transaction may not involve a change of the magnitude required under the definition of change of control in the indenture or may not result in a ratings downgrade to trigger our obligation to repurchase the exchange notes. Except as described under “Description of Exchange Notes—Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes in an event of a takeover, recapitalization or similar transaction.

No public market exists for the exchange notes.

The exchange notes have no established trading market. We do not currently intend to apply for listing of the exchange notes on any securities exchange. Accordingly, no market for the exchange notes may develop, and any market that develops may not last. If the exchange notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. Accordingly, we can give no assurance as that an active trading market will develop for the exchange notes.

A court may use fraudulent conveyance considerations to avoid or subordinate the subsidiary guarantees.

Various applicable fraudulent conveyance laws have been enacted for the protection of creditors. A court may use fraudulent conveyance laws to subordinate or avoid the subsidiary guarantees of the exchange notes issued by any of our subsidiary guarantors. It is also possible that under certain circumstances a court could hold that the direct obligations of a subsidiary guaranteeing the exchange notes could be superior to the obligations under that guarantee.

A court could avoid or subordinate the guarantee of the exchange notes by any of our subsidiaries in favor of that subsidiary’s other debts or liabilities to the extent that the court determined either of the following were true at the time the subsidiary issued the guarantee:

•

that subsidiary incurred the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that subsidiary contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

•	that subsidiary did not receive fair consideration or reasonable equivalent value for issuing the guarantee and, at the time it issued the guarantee, that subsidiary:

•	was insolvent or rendered insolvent by reason of the issuance of the guarantee;

•	was engaged or about to engage in a business or transaction for which the remaining assets of that subsidiary constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, an entity would be considered insolvent for purposes of the foregoing if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.

Among other things, a legal challenge of a subsidiary’s guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of our issuance of the notes. To the extent a subsidiary’s guarantee of the notes is avoided as a result of fraudulent conveyance or held unenforceable for any other reason, the note holders would cease to have any claim in respect of that guarantee.

THE EXCHANGE OFFER

We are commencing two separate exchange offers with respect to each series of old notes. We refer to these exchange offers, collectively, as the “exchange offer” in this prospectus. The following is a summary of the exchange offer relating to the old notes. As a summary, this section does not contain all of the information you might find useful. For further information, you should read the Notes Registration Rights Agreement with the initial purchasers of the old notes and the form of letter of transmittal, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Purpose and Effect of This Exchange Offer

Notes Registration Rights Agreement. In connection with the sale of the old notes, we and the guarantors of the old notes entered into a registration rights agreement with the initial purchasers of the old notes, which we refer to as the Notes Registration Rights Agreement, in which we agreed to file a registration statement relating to an offer to exchange the old notes for the exchange notes, which we refer to as the exchange offer registration statement. The registration statement of which this prospectus forms a part was filed in connection with this obligation. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest payable for the failure to have the exchange registration statement of which this prospectus forms a part (i) filed within 120 days following October 31, 2006, the day on which the Debtors’ plan of reorganization became effective, which we refer to as the Effective Date, (ii) declared effective within 180 days following the Effective Date or (iii) remain effective as required by the Notes Registration Rights Agreement.

Shelf Registration Statement. Under the circumstances set forth below, the Company and the Guarantors will as promptly as practicable (but in no event more than 30 days after so required or requested), file with the SEC and use their reasonable best efforts to cause to be declared effective under the Securities Act within 90 days after so required or requested, a shelf registration statement with respect to the resale of the old notes. We will also use our reasonable best efforts to keep the shelf registration statement effective until the second anniversary of the date of original issuance of the old notes, or until such time as all of the old notes have been sold thereunder. These circumstances include:

•	due to any change in law or applicable interpretations thereof by the SEC staff, we are not permitted to effect this exchange offer;

•	this exchange offer is not consummated within 210 days following the Effective Date;

•

any initial purchaser of the old notes requests the filing of a shelf registration statement with respect to old notes that are not eligible to be exchanged for exchange notes in the exchange offer and that are held by it following consummation of the exchange offer

•	any holder of the old notes (other than an initial purchaser of the old notes) is not eligible to participate in the exchange offer; or

•

in the case of any initial purchaser of the old notes that participates in the exchange offer or acquires exchange notes pursuant to a shelf registration, such initial purchaser does not receive freely tradeable exchange notes constituting any portion of an unsold allotment.

Special Interest. We agreed to pay additional cash interest on the old notes, subject to certain exceptions, if:

(i) we fail to file the exchange offer registration statement within 120 days following the Effective Date,

(ii) the exchange offer registration statement is not declared effective within 180 days following the Effective Date,

(iii) if we are obligated to file the shelf registration statement, we fail to file the shelf registration statement within 30 days of being required or requested to do so, or

(iv) after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective as required by the Notes Registration Rights Agreement.

The rate of additional interest accrues on the principal amount of the outstanding old notes, in addition to the stated interest on the outstanding old notes, from and including the date on which an event referred to in clauses (i) through (iv) above shall occur, which we refer to as a registration default, to the date on which such registration default has been cured. The additional interest for any registration default shall accrue at a rate of (a) 0.25% per annum for the first 60 days from and including the date of a registration default and (b) 0.50% thereafter.

In order to meet the time frame set forth in clause (i) above, we needed to file the exchange offer registration by February 28, 2007. In order to coordinate the filing of the exchange offer registration statement with the addition of new guarantors to our senior credit facility and the indenture, as required by the terms of the senior credit facility and the indenture, and the filing of certain guarantor financial information on Form 8-K, we elected not to file the exchange offer registration statement by February 28, 2007. Therefore, the old notes began accruing additional interest at a rate of 0.25% per annum on February 28, 2007. This additional interest stopped accruing when we filed the registration statement of which this prospectus is a part with the SEC. The cumulative impact of the additional interest from February 28, 2007 through March 31, 2007 was approximately $250,000. We may accrue further additional interest if the exchange offer registration statement is not declared effective or the exchange offer is not consummated within agreed upon time frames. We will pay all additional interest when we make our first interest payment on June 1, 2007, in accordance with the indenture.

Resale of Exchange Notes

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange notes issued under this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. We do not intend to seek our own no-action letter, and there can be no assurance that the SEC staff would make a similar determination with respect to the exchange notes as it has in such no-action letters to third parties.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, in connection with any resale of the exchange notes, any broker-dealer who acquired the exchange notes for its own account as a result of market-making or other trading activities, which we refer to as a Participating Broker-Dealer, must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale thereof, with the prospectus contained in the exchange offer registration statement. Under the Notes Registration Rights Agreement, to the extent required by the applicable rules of the SEC, we will make this prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any exchange notes for 90 days after the consummation of the exchange offer. Please see “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution”.

Terms of this Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not validly withdrawn prior to the expiration date, as defined below. We will issue a like principal amount of exchange notes in exchange for the principal amount of old notes surrendered under this exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the Notes Registration Rights Agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture. Consequently, both series will be treated as a single class of debt securities under the indenture.

This exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in this exchange offer.

We intend to conduct this exchange offer in accordance with the provisions of the Notes Registration Rights Agreement, the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. Old notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the Notes Registration Rights Agreement, we expressly reserve the right to amend or terminate this exchange offer because of any change in law or in currently prevailing interpretations of the SEC staff, which prevents us from effecting the exchange offer with respect to a series of notes. See “—Certain Conditions to This Exchange Offer.”

Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in this exchange offer will be required to make the representations discussed below under “—Procedures for Tendering Old Notes.”

Expiration Date; Extensions; Amendments

This exchange offer will expire at                     , New York City time on                     , 2007, which we refer to as the expiration date, unless, in our sole discretion, we extend it.

In order to extend this exchange offer, we will notify the exchange agent orally or in writing of any extension of the expiration date. We will notify each registered holder of old notes by giving oral or written notice or by public announcement of any extension no later than                     , New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes;

•	to extend this exchange offer;

•

to terminate this exchange offer because of any change in law or in currently prevailing interpretations of the SEC staff, which prevents us from effecting the exchange offer with respect to a series of notes; or

•	subject to the terms of the Notes Registration Rights Agreement, to amend the terms of this exchange offer in any manner.

We will promptly notify the exchange agent and the registered holders of the old notes of any delay in acceptance, extension, termination or amendment by oral or written notice or by public announcement. During any extension, all old notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of this exchange offer.

If we amend this exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose such amendment in a manner reasonably likely to inform the holders of old notes of such amendment and will extend this exchange offer to the extent required by law, if necessary. Generally we must keep this exchange offer open for at least five business days after a material change. Pursuant to Rule 14e-1(b) under the Exchange Act, if we increase or decrease the percentage of old notes being sought, we are required to extend this exchange offer for at least ten business days from the date that notice of such increase or decrease is first published, sent or given by us to holders of the old notes. We currently do not intend to decrease the percentage of old notes being sought.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of this exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to This Exchange Offer

Despite any other term of this exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate or amend this exchange offer as provided in this prospectus before accepting any old notes for exchange if this exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the SEC staff. This condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to it. Our failure at any time to exercise the foregoing right shall not be deemed a waiver of such right, and such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Old Notes

Only a holder of old notes may tender such old notes in this exchange offer. To tender in this exchange offer, a holder must:

•

complete, sign and date the letter of transmittal, or a copy of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or copy to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive the tendering holder’s old notes along with the letter of transmittal;

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message (as defined below); or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the appropriate address set forth below under “—Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letter of transmittal or old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on such beneficial owner’s behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•	make appropriate arrangements to register ownership of the old notes in such beneficial owner’s name; or

•	obtain a properly completed bond power from the registered holder of the old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act (referred to as an eligible institution), unless the old notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal with respect to any old notes is signed by a person other than the registered holder of such old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be properly signed by the registered holder and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of old notes will represent, among other things:

•	that it is not an affiliate of ours or if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the exchange notes will be acquired in the ordinary course of its business;

•	at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the notes or the exchange notes; and

•

if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any old notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of this exchange offer promptly after the date of this prospectus, and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

•	stating that the tender is being made thereby; and

•

guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•

the exchange agent must receive a written notice, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at the appropriate address set forth below under “—Exchange Agent,” or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must submit:

•	the serial numbers of the specific certificates to be withdrawn; and

•	a signed notice of withdrawal as set forth above with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of this exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Exchange Agent

LaSalle Bank National Association has been appointed as exchange agent for this exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent, addressed as follows:

By Overnight Delivery, Registered or Certified Mail:	By Hand:

LaSalle Bank National Association 135 South LaSalle Street, Suite 1560 Chicago, IL 60603 Attn: Corporate Trust Services / Owens Corning	LaSalle Bank National Association 135 South LaSalle Street, Suite 1560 Chicago, IL 60603

By Facsimile Transmission 312-904-4018	For informational requests: 312-904-2226

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above will not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone or in person by our officers and employees and those of our affiliates.

Except for certain expenses incurred in connection with a shelf registration statement, expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, SEC registration fees, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other related fees and expenses. In the event that we are required to file a shelf registration statement, the holders who tender old notes pursuant to a shelf registration statement shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, with respect to such sale or disposition of old notes.

Transfer Taxes

Except for transfer taxes incurred in connection with sales pursuant to a shelf registration statement and as described below, we will pay any transfer taxes applicable to the exchange of old notes under this exchange offer. Holders of old notes who tender their old notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon. In these cases, if satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequence of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such old notes as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Notes Registration Rights Agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with this exchange offer. We will capitalize the expenses of this exchange offer as deferred financing costs and expense these costs over the life of the exchange notes.

Other

Participation in this exchange offer is voluntary, and holders of old notes should carefully consider whether to accept. Holders of old notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain agreements under the Notes Registration Rights Agreement we entered into with the initial purchasers of the old notes. We will not, however, receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes in the exchange offer, we will receive the old notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the exchange notes (which replace the old notes and which represent the same indebtedness). The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

The net proceeds of the issuance and sale of the old notes, together with net proceeds from financing activities conducted as of the Debtors’ emergence from bankruptcy and a portion of our cash on hand, were used in connection with our emergence from bankruptcy, including, among other things:

•	Fund distributions to the asbestos trust formed pursuant to the Debtors’ plan of reorganization

•	Fund payments to the Debtors’ pre-petition creditors

•	Pay financing fees and other reorganization expenses; and

•	For working capital and general corporate purposes

DESCRIPTION OF INDEBTEDNESS

Senior Credit Facilities

On October 31, 2006, Owens Corning entered into a credit agreement with Citibank, N.A., as administrative agent, and various lenders which are parties thereto. The new credit agreement, which we refer to as the Credit Agreement, created two senior facilities, which we refer to as the Credit Facilities, consisting of:

•	a $1.0 billion multi-currency senior revolving credit facility; and

•	a $600 million delayed-draw senior term loan facility.

The Credit Facilities each have a five-year maturity. Proceeds from the revolving credit facility will be available for general working capital needs and for other general corporate purposes. The revolving credit facility is comprised of a U.S. facility, a Canadian facility and European facility. The Company plans to add Canadian and European borrowers to the revolving facility and borrow funds in Canadian dollars and Euros as well as U.S. dollars. Letters of credit may be issued in an aggregate amount up to $250 million, swingline loans up to $250 million (in U.S. dollars only) and competitive bid loans up to $250 million (in U.S. dollars only).

The Company’s obligations under the Credit Facilities are unconditionally and irrevocably guaranteed by the Company’s material wholly-owned domestic subsidiaries, whether now existing or later acquired.

The Company drew $600 million under the term loan on January 4, 2007 to fund payments to the asbestos trust. Pursuant to the terms of the Credit Agreement, the lenders commitments under the term loan facility were terminated upon Owen Corning’s draw and the funding of the payment to the asbestos trust.

Borrowings under the Credit Agreement will bear interest as follows:

•

Borrowings denominated in U.S. dollars (other than competitive bid loans): at a rate per annum equal to, at the option of the Company (1) LIBOR plus an applicable margin based upon the then applicable corporate credit ratings of the Company, or (2) an alternative base rate equal to the highest of (i) Citibank, N.A.’s base rate or the Canadian base rate, as applicable; and (ii) the federal funds effective rate plus 1/2 of 1%, plus an applicable margin based upon the then applicable corporate credit ratings of the Company;

•

Borrowings denominated in Euros: at a rate per annum equal to Euro LIBOR (to be determined on a basis acceptable to Citibank, N.A. for the respective time period) plus an applicable margin based upon the then applicable corporate credit ratings of the Company;

•

Borrowings denominated in Canadian dollars: at a rate per annum equal to Citibank, N.A.’s reference rate for commercial loans in Canadian dollars made to Canadian borrowers plus an applicable margin based upon the then applicable corporate credit ratings of the Company; and

•	Competitive bid advances: at the rates obtained from bids selected by Owens Corning in accordance with standard competitive auction procedures depending on market availability.

The Credit Agreement also requires payment to the lenders of a commitment fee on average daily unused commitments under the Credit Facilities at rates based upon the applicable corporate credit ratings of the Company. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Facilities are permissible without penalty, subject to certain conditions pertaining to minimum notice and payment of reduction amounts.

The Credit Agreement contains financial, affirmative and negative covenants that we believe are usual and customary for a senior unsecured credit agreement. Under the terms of the financial covenants, Owens Corning will have to ensure that:

•	its ratio of consolidated total net indebtedness to consolidated total capitalization does not exceed 0.65:1.0 at any time, and

•	its ratio of consolidated EBITDA to consolidated interest expense is not less than 2.0:1.0 for any twelve-month period ending on the last day of a fiscal quarter.

The negative covenants include, among other things, limitations (each of which is subject to customary exceptions for financings of this type) on our ability to:

•	incur additional indebtedness;

•	grant liens;

•	make loans and investments (including acquisitions);

•	declare dividends and make other distributions;

•	redeem and repurchase our capital stock;

•	prepay, redeem and repurchase the notes;

•	modify the terms of the notes;

•	restrict dividends from our subsidiaries;

•	recapitalize, merge, consolidate or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

The Credit Agreement also contains customary events of default (subject to grace periods, as appropriate) including among others:

•	nonpayment of principal or interest;

•	breach of the financial, affirmative or negative covenants;

•	breach of the representations or warranties in any material respect;

•	cross-default and cross-acceleration to other material indebtedness;

•	bankruptcy or insolvency;

•	material judgments entered against us or any of our subsidiaries;

•	certain ERISA violations;

•	actual or asserted invalidity of the guarantees or other documents associated with the Credit Facilities; and

•	a change of control.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture. Terms defined in this section only apply to this section. For purposes of this section, we refer to the old notes and exchange notes together as the “notes.” In this section, Owens Corning, the Company, “we,” “us,” “our” and similar words refer only to Owens Corning (formerly known as Owens Corning (Reorganized) Inc.) and not any of its subsidiaries. When we refer to the “holders” of the notes, we are referring to those persons who are the registered holders of the notes on the books of the registrar appointed under the indenture.

Owens Corning issued the old notes under an indenture, dated as of October 31, 2006, by and among Owens Corning, the guarantors named therein and LaSalle Bank National Association, as trustee. The October 31, 2006 indenture was supplemented by the first supplemental indenture, dated as of April 13, 2007, in order to add additional guarantors. We refer to the October 31, 2006 indenture, as supplemented on April 13, 2007, as the indenture. The exchange notes will also be issued under the indenture. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the issuance of the exchange notes will be registered under the Securities Act and the transfer restrictions, registration rights and certain special interest provisions relating to the old notes do not apply to the exchange notes. Both the old notes and the exchange notes include the terms stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. Each series of old notes and the related series of exchange notes will constitute a single series of debt securities under the indenture.

If the exchange offer is consummated, holders of the old notes who do not exchange their old notes for exchange notes will vote together with the holders of exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding notes. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes which remain outstanding after the exchange offer will be aggregated with the exchange notes and the holders of each series of such old notes and exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of the Exchange Notes” to specified percentages in aggregate principal amount of the notes then outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount then outstanding of the old notes and the exchange notes.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. Copies of the indenture are also available upon request as set forth below under “—Additional Information.”

Only registered holders have rights under the indenture.

General

The Exchange Notes

The exchange notes:

•	will be general obligations of Owens Corning;

•

will rank pari passu in right of payment with all existing and future senior Indebtedness of Owens Corning, including Indebtedness incurred under the Credit Agreement, and will rank senior in right of payment to any existing and future subordinated Indebtedness of Owens Corning;

•	will be effectively subordinated to Owens Corning’s senior secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

•	will be unconditionally guaranteed by the Guarantors.

The Subsidiary Guarantees

The exchange notes will be guaranteed by each of Owens Corning’s current and future Domestic Subsidiaries that is a borrower or a guarantor under the Credit Agreement (each a “Guarantor” and, collectively, the “Guarantors”).

Each guarantee of the exchange notes:

•	will be a general obligation of the Guarantor;

•

will rank pari passu in right of payment with all existing and future senior Indebtedness of the Guarantor, including the guarantee by the Guarantor of Indebtedness incurred under the Credit Agreement, and will rank senior in right of payment to any existing and future subordinated Indebtedness of the Guarantor; and

•	will be effectively subordinated to any secured Indebtedness of the Guarantor, to the extent of the value of the collateral securing such Indebtedness.

Principal, Maturity and Interest

Owens Corning issued:

•	$650,000,000 aggregate principal amount of Old 2016 Notes; and

•	$550,000,000 aggregate principal amount of Old 2036 Notes.

Pursuant to the exchange offer, Owens Corning will issue:

•	Up to $650,000,000 aggregate principal amount of notes in exchange for outstanding Old 2016 Notes (the “Exchange 2016 Notes”); and

•	Up to $550,000,000 aggregate principal amount of notes in exchange for outstanding Old 2036 Notes (the “Exchange 2036 Notes”).

The Exchange 2016 Notes will mature on December 1, 2016 and the Exchange 2036 Notes will mature on December 1, 2036. Interest on the Exchange 2016 Notes will accrue at the rate of 6.50% per annum and interest on the Exchange 2036 Notes will accrue at the rate of 7.00% per annum. All interest will be payable semi-annually in arrears on June 1 and December 1 commencing on June 1, 2007. Owens Corning will make each interest payment to the holders of record of such series on the immediately preceding May 15 and November 15.

Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Owens Corning may issue additional notes of any series listed above, in an unlimited aggregate principal amount, under the indenture from time to time in compliance with the provisions of the indenture. Additional notes of any series will be treated as a single class with previously issued notes of such series for all purposes under the indenture.

Payments on the Exchange Notes

If a holder of exchange notes has given wire transfer instructions to Owens Corning, Owens Corning will, directly or through the paying agent, pay all principal, interest and premium, if any, on that holder’s exchange notes in accordance with those instructions. All other payments on the exchange notes will be made at the office or agency of the paying agent and registrar within the City of Chicago in the State of Illinois unless Owens Corning elects to make interest payments by check mailed to the exchange note holders at their address set forth in the register of holders.

The trustee will initially act as paying agent and registrar. Owens Corning may change the paying agent or registrar without prior notice to the holders of the exchange notes, and Owens Corning or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange its notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Owens Corning will not be required to transfer or exchange any note selected for redemption. Also, Owens Corning will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The exchange notes will be guaranteed by each of Owens Corning’s current and future Domestic Subsidiaries that is a borrower or a guarantor under the Credit Agreement.

The Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—A court may use fraudulent conveyance considerations to avoid or subordinate the subsidiary guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Owens Corning or another Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

The Subsidiary Guarantee of a Guarantor will be released with respect to any series of exchange notes:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Owens Corning or a Subsidiary of Owens Corning;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Owens Corning or a Subsidiary of Owens Corning;

(3) upon the release, discharge or termination of such Subsidiary’s Guarantee of the Credit Agreement, except a discharge, release or termination by or as a result of payment under such Guarantee; or

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the caption “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Optional Redemption

Owens Corning may redeem all or a part of any series of notes at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding accrued and unpaid interest to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming 360-day years, each consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points for the 2016 notes and 37.5 basis points for the 2036 notes.

in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless Owens Corning defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. On or before a redemption date, Owens Corning will deposit with the paying agent (or with the trustee) sufficient money to pay the redemption price and accrued interest on the notes to be redeemed.

Repurchase at the Option of Holders

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to any series of notes, each holder of notes of such series will have the right to require Owens Corning to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Owens Corning will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control Repurchase Event, Owens Corning will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase notes of the applicable series on the date specified in the notice (the “Change of Control Payment Date”) which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Owens Corning will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, Owens Corning will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Owens Corning will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Owens Corning.

The paying agent will promptly mail to each holder of notes of any series properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note of the same series as the note surrendered and equal in principal amount to any unpurchased portion of the notes surrendered, if any. Owens Corning will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Owens Corning to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders of the notes to require that Owens Corning repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Owens Corning will not be required to make a Change of Control Offer with respect to a particular series of notes upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Owens Corning and purchases all notes of such series properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Owens Corning and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Owens Corning to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Owens Corning and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and Notice

If less than all of the notes of any series are to be redeemed at any time, the trustee will select notes from such series for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption.

Covenants

Limitations on Liens

If Owens Corning or any of its Subsidiaries, directly or indirectly, creates, incurs, issues, assumes, guarantees or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively “incur”) any Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary (in each case, now owned or hereafter acquired), Owens Corning will secure the notes on an equal and ratable basis with the Indebtedness so secured, unless the aggregate principal amount of all outstanding Indebtedness of Owens Corning and its Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or upon the Capital Stock of any Subsidiary (in each case, now owned or hereafter acquired) plus the amount of all outstanding Attributable Debt incurred pursuant to clause (1) of the covenant entitled “Limitation on Sales and Leaseback Transactions” would not exceed 10% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien.

Limitations on Sale and Leaseback Transactions

Owens Corning will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction, unless:

(1) after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary (in each case, now owned or hereafter acquired) incurred without equally and ratably securing the notes pursuant to the covenant entitled “Limitation on Liens,” would not exceed 10% of Consolidated Net Tangible Assets calculated at the time of the transaction; or

(2) within 120 days after such Sale and Leaseback Transaction, Owens Corning or such Subsidiary applies an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the Fair Market Value at the time of the transaction of the Principal Property so leased to the retirement of Funded Debt of Owens Corning or any of its Subsidiaries.

Merger, Consolidation or Sale of Assets

Owens Corning will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Owens Corning is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Owens Corning and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Owens Corning is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than Owens Corning) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any State of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Owens Corning) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Owens Corning under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) Owens Corning, or the Person formed by or surviving any such consolidation or merger (if other than Owens Corning), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will have delivered to the trustee an Officers’ Certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith comply with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.

In addition, Owens Corning will not, directly or indirectly, lease all or substantially all of the properties or assets of Owens Corning and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person.

Additional Subsidiary Guarantees

Owens Corning will not permit any of its Domestic Subsidiaries to, directly or indirectly, Guarantee any Person’s Obligations under the Credit Agreement unless such Subsidiary is a Guarantor or concurrently executes a supplemental indenture and a Subsidiary Guarantee and delivers and opinion of counsel satisfactory to the trustee.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to any series of notes:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes of such series;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes of such series;

(3) failure by Owens Corning or any of its Subsidiaries to comply with any covenant or other agreement in the indenture or any term in the notes for 60 days after notice to Owens Corning by the trustee or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding voting as a single class;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Owens Corning or any of its Subsidiaries (or the payment of which is guaranteed by Owens Corning or any of its Subsidiaries), whether such Indebtedness now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(5) except as permitted by the indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee; and

(6) certain events of bankruptcy or insolvency described in the indenture with respect to Owens Corning or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Owens Corning, any Subsidiary of Owens Corning that is a Significant Subsidiary or any group of Subsidiaries of Owens Corning that, taken together, would constitute a Significant Subsidiary, all outstanding notes of each series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes of a particular series may declare all the notes of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes of a particular series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the notes of any series notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, on such notes, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture with respect to any series of notes at the request or direction of any holders of such series of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note of a particular series may pursue any remedy with respect to the indenture or such series of notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes of such series have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes of a particular series by notice to the trustee may, on behalf of the holders of all of the notes of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes of such series.

Owens Corning is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Owens Corning is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Owens Corning or any Guarantor, as such, will have any liability for any obligations of Owens Corning or the Guarantors under the notes, the Subsidiary Guarantees, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Owens Corning may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes of any series and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees for such series of notes (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) the obligations of Owens Corning with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the obligations of Owens Corning and each of the Guarantors in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Owens Corning may, at its option and at any time, elect to have the obligations of Owens Corning and each of the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of notes:

(1) Owens Corning must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Owens Corning must specify whether the notes of such series are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Owens Corning must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Owens Corning has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Owens Corning must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Owens Corning or any Guarantor is a party or by which Owens Corning or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Owens Corning or any of its Subsidiaries is a party or by which Owens Corning or any of its Subsidiaries is bound;

(6) Owens Corning must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by Owens Corning with the intent of preferring the holders of notes of such series over the other creditors of Owens Corning with the intent of defeating, hindering, delaying or defrauding any creditors of Owens Corning or others; and

(7) Owens Corning must deliver to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes of any series or the Subsidiary Guarantees for the notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes of such series), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) of each such series affected thereby.

Without the consent of each holder of any series of notes affected, an amendment, supplement or waiver may not (with respect to any notes of such series held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

(7) waive a redemption payment with respect to any note;

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Owens Corning, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Owens Corning’s or a Guarantors’ obligations to holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of Owens Corning’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes of a particular series or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Subsidiary Guarantees, or the notes to any provision of this Description of Exchange Notes to the extent that such provision in this Description of Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes;

(7) to provide for the issuance of additional notes of a particular series in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes of a particular series.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to any series of notes issued thereunder, when:

(1) either:

(a) all notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes of such series for whose payment money has been deposited in trust and thereafter repaid to Owens Corning, have been delivered to the trustee for cancellation; or

(b) all notes of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Owens Corning or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of such series not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Owens Corning or any Guarantor is a party or by which Owens Corning or any Guarantor is bound;

(3) Owens Corning or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Owens Corning has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Owens Corning must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Owens Corning or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Owens Corning, One Owens Corning Parkway, Toledo, Ohio 43659, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Exchange notes will be represented by one or more notes for each series in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of exchange notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Owens Corning takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Owens Corning that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Owens Corning that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers of the old notes with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in Global Notes who are Participants may hold their interests therein directly through DTC. Investors in Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, and Liquidated Damages, if applicable, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Owens Corning and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Owens Corning, the trustee nor any agent of Owens Corning or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Owens Corning that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Owens Corning. Neither Owens Corning nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the exchange notes, and Owens Corning and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Owens Corning that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default with respect to the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Owens Corning, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes of the applicable series if:

(1) DTC (a) notifies Owens Corning that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Owens Corning fails to appoint a successor depositary;

(2) Owens Corning, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes of such series.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes of the applicable series upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global Note at any time.

Same Day Settlement and Payment

Owens Corning will make payments in respect of the exchange notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Owens Corning will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The exchange notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. Owens Corning expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a Business Day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Owens Corning that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

“Asbestos Trust” means the trust established in accordance with the requirements of Section 524(g) of the Bankruptcy Code pursuant to the Plan.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act for the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Owens Corning and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Owens Corning;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Owens Corning, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of Owens Corning are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Ratings Downgrade.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of Owens Corning and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) minority equity interests in any Subsidiary of Owens Corning that is not a Wholly-Owned Subsidiary, all as set forth on or included in the balance sheet of Owens Corning and its Subsidiaries for its most recent completed fiscal quarter for which internal financial statements are available computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Owens Corning who:

(1) was a member of such Board of Directors on the Emergence Date;

(2) became a member of the Board of Directors by appointment of the Asbestos Trust in connection with the Restructuring Transactions; or

(3) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement executed on the date of the indenture among Owens Corning, the lending institutions party thereto and Citibank N.A., as administrative agent, and any related notes, Guarantees, collateral documents, instruments and agreements to be executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.

“Domestic Subsidiary” means, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Emergence Date” means the date on which the Conditions to the Effective Date, as set forth in Section 12.2 of the Plan, shall have occurred (unless satisfied or waived in accordance with Section 12.3 of the Plan).

“Equity Commitment Agreement” means the Equity Commitment Agreement between OCD and J.P. Morgan Securities Inc. dated May 10, 2006.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Owens Corning (unless otherwise provided in the indenture).

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there shall be excluded any particular Indebtedness if, on or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate agreements, interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;

(2) foreign exchange contracts and currency protection agreements or other similar agreements or arrangements; and

(3) any commodity futures contract, commodity option or other similar agreement or arrangement.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Notes Registration Rights Agreement.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by two officers or by an officer and either an assistant treasurer or an assistant secretary of Owens Corning.

“Permitted Liens” means:

(1) Liens existing on the date of the indenture;

(2) Liens in favor of Owens Corning or any of its Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Owens Corning or any Subsidiary of Owens Corning; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Owens Corning or the Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by Owens Corning or any Subsidiary of Owens Corning, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) on and after the date of consummation of the Vetrotex Transaction, Liens on the Vetrotex Pledged Assets granted in connection with the Vetrotex Transaction which secure lease payments (and obligations to return the precious metal alloy so leased) owing by Owens Corning or any of its Subsidiaries (including, without limitation the Vetrotex Subsidiary) in connection with the ongoing businesses of the Vetrotex Subsidiary (or guarantees thereof) to direct or indirect owners of the equity interest in the Vetrotex Subsidiary and/or the owners of such precious metal alloy and other Persons providing financing to such owners in respect of such precious metal alloy (in each case other than Owens Corning and its Subsidiaries);

(7) Liens created under or contemplated by the Plan;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and

(9) any extension, renewal or replacement of any Lien referred to above; provided that (a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the Lien that is extended, renewed or replaced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means the Sixth Amended Joint Chapter 11 Plan of Reorganization (as Modified) for OCD, in the form confirmed by the United States Bankruptcy Court for the District of Delaware on September 26, 2006.

“Principal Property” means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by Owens Corning or any of its Subsidiaries (whether owned on the date of the indenture or thereafter acquired) that has a gross book value on the date as of which the determination is being made, without deduction of any depreciation reserves, exceeding 1% of Consolidated Net Tangible Assets.

“Rating Agency” means each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service Inc. or any of their successors.

“Ratings Downgrade” means when, at the time of a Change of Control, the notes of a particular series carry:

(1) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;

(2) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by both Rating Agencies;

(3) both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency;

(4) both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series;

(5) both (A) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series; or

(6) no credit rating from either Rating Agency and both Rating Agencies do not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series;

and in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to Owens Corning that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

“Restructuring Transactions” means the various transactions set forth in Schedule XX of the Plan.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Owens Corning or any Subsidiary of Owens Corning of any Principal Property which has been or is to be sold or transferred by Owens Corning or any such Subsidiary to such Person with the intention of taking back a lease of such property, except for temporary leases for a term (including renewals at the option of the lessee) of not more than three years and except for leases between Owens Corning and a Subsidiary or between Subsidiaries of Owens Corning.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Owens Corning’s obligations under the indenture and the notes of any series, executed pursuant to the provisions of the indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the date of maturity of the notes of the series, the redemption of which the Treasury Rate is being determined; provided, however, that if the period from the redemption date to the date of maturity of the notes of such series is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Vetrotex Pledged Assets” shall mean precious metal alloy used in the ongoing business operations of the Vetrotex Subsidiary.

“Vetrotex Subsidiary” shall mean a Subsidiary of Owens Corning, the minority interests of which are owned by Saint-Gobain, which, pursuant to the Vetrotex Transaction, owns or acquires the reinforcement business of Owens Corning and its Subsidiaries.

“Vetrotex Transaction” shall mean, collectively, the transactions to form a joint venture combining the reinforcements and composites businesses of Owens Corning and Saint-Gobain into the Vetrotex Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of (i) the exchange of old notes for exchange notes pursuant to this exchange offer and (ii) the acquisition, ownership, and disposition of the exchange notes to beneficial owners of the exchange notes. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion applies only to beneficial owners that hold the notes as “capital assets” within the meaning of section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, partnerships (or entities properly classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, and persons holding notes as part of a hedging or conversion transaction or a straddle. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership, and disposition of the notes to beneficial owners of the notes.

We use the term U.S. Holder to refer to a beneficial owner of a note who or that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States,

•

a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State within the United States, or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

We use the term Non-U.S. Holder to refer to any beneficial owner of a note who or that is not a U.S. Holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this exchange offer, we refer to the U.S. Holders and Non-U.S. Holders collectively as Holders.

If a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Such entities and partners of such entities should consult their own tax advisors about the U.S. federal income and other tax consequences of (i) the exchange of old notes for exchange notes pursuant to this exchange offer and (ii) the acquisition, ownership, and disposition of the exchange notes.

This discussion is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

Exchange of Old Notes for Exchange Notes

The exchange of old notes for exchange notes pursuant to this exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of old notes for exchange notes will not be a taxable event for Holders for U.S. federal income tax purposes. As a result, (1) a Holder will not recognize taxable gain or loss as a result of exchanging such Holder’s old notes for exchange notes; (2) the holding period of the exchange notes will include the holding period of the old notes exchanged therefor; and (3) the adjusted issue price and adjusted tax basis of the exchange notes will be the same as the adjusted issue price and adjusted tax basis of the old notes exchanged therefor immediately before the exchange.

U.S. Federal Income Taxation of U.S. Holders

Payments of Interest

The issue price of the old notes was equal to the stated principal amount of such notes. Therefore, the old notes were not treated as having been issued with “original issue discount” or “OID” for U.S. federal income tax purposes. Accordingly, interest on exchange notes beneficially owned by a U.S. Holder generally will be taxable as ordinary interest income at the time payments are accrued or are received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium

If a U.S. Holder acquires a note in a secondary market transaction for an amount in excess of its principal amount, such U.S. Holder generally will be considered to have purchased such note with “amortizable bond premium” equal in amount to such excess. Generally, a U.S. Holder may elect to amortize such premium as an offset to interest income, using a constant yield method. The premium amortization is calculated assuming that we will exercise redemption rights in a manner that maximizes the U.S. Holder’s yield. If the U.S. Holder elects to amortize bond premium, such U.S. Holder must reduce his tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service, which we refer to as the IRS.

Market Discount

If a U.S. Holder acquires a note in a secondary market transaction for an amount that is less than its principal amount, the amount of such difference is generally treated as “market discount” for U.S. federal income tax purposes to such U.S. Holder, unless such difference is considered to be de minimis as described in section 1278(a)(2)(C) of the Code. Under the market discount rules of the Code, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange or redemption or other taxable disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis although in certain circumstances an election may be made to accrue market discount on a constant interest basis. A U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry notes with market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired on or after the first day of the taxable year to which such election applies and is irrevocable without the consent of the IRS. The tax basis in a note will be increased by the amount of market discount included in income as a result of such election. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of notes with market discount.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the notes. Any amount attributable to accrued market discount that has not previously been included in income will be taxed in the manner described above under “—Market Discount.” The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in the notes generally will be its cost for the notes (subject to the adjustments described above under “—Amortizable Bond Premium” and—Market Discount,” if applicable).

Except as described above under “—Market Discount,” the gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the notes for a consecutive combined period of more than 12 months. For individuals, long-term capital gains are generally taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

Backup Withholding and Information Reporting

In general, a U.S. Holder that is not an exempt recipient will be subject to U.S. federal backup withholding tax at the applicable rate (currently 28%) with respect to payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 and otherwise complies with the applicable requirements of the backup withholding rules. In addition, such payments to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes so long as that interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) and:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is related to us, actually or by attribution, through stock ownership;

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and

•

(i) the Non-U.S. Holder certifies under penalties of perjury on Form W-8BEN or a suitable substitute form that it is not a United States person (as defined in the Code), and provides its name and address, and U.S. taxpayer identification number, if any, (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder and furnishes to us a copy thereof, or (iii) the Non-U.S. Holder provides the certification referred to in clause (i) to a “qualified intermediary” or a “withholding foreign partnership,” and certain other conditions are met.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes us with a properly executed Form W-8BEN claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

Sale, Exchange or Redemption of the Notes

Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest which will be treated as described under “—Payments of Interest” above) will be exempt from U.S. federal income and withholding tax, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

Effectively Connected Income

If interest, gain or other income recognized by a Non-U.S. Holder on a note is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the withholding tax previously discussed if the Non-U.S. Holder provides us with a properly completed and executed Form W-8ECI, but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest, gain or other income at regular U.S. federal income tax rates. In addition to regular U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional branch profits tax.

Backup Withholding and Information Reporting

We must report annually to the IRS and to a Non-U.S. Holder the amount of interest paid to the Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments on the notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under “—Payments of Interest” is received from the Non-U.S. Holder.

Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and it satisfies certain other conditions or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder’s particular situation. You should consult your own tax advisors with respect to the tax consequences to you of (i) the exchange of old notes for exchange notes pursuant to this exchange offer and (ii) the acquisition, ownership and disposition of the exchange notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our notes by employee benefit plans that are subject to the fiduciary responsibility provisions of Title I of Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of Section 406 of ERISA or Section 4975 of the Code, which we refer to collectively as the Similar Laws, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, we refer to each such plan as a Benefit Plan.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, which we refer to as an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our notes of a portion of the assets of any Benefit Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Benefit Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Benefit Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our notes by an ERISA Plan with respect to which we or the initial purchasers or any of our respective affiliates are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions, which we refer to as PTCEs, that may apply to the acquisition and holding of our notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory prohibited transaction exemption for some transactions between Benefit Plans and non-fiduciary service providers who are parties in interest if specified conditions are satisfied. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under Section 406 of ERISA or Section 4975 of the Code.

Moreover, the purchase of our notes using the assets of a Benefit Plan for which we, the initial purchaser or any of our respective affiliates has investment authority, or is the plan sponsor, might be deemed to be a violation of the prohibited transaction rules of ERISA and/or Section 4975 of the Code for which no exemption may be available. Accordingly, our notes may not be purchased using the assets of any Benefit Plan if we, the initial purchaser or any of our respective affiliates (i) has investment authority with respect to the assets of such Benefit Plan or (ii) is the sponsor of such Benefit Plan.

Because of the foregoing, our notes should not be purchased or held by any person investing in “plan assets” of any Benefit Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, prior to making an investment in the notes, prospective Plan and other employee benefit plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and applicable Similar Laws and the potential consequences of such an investment with respect to their specific circumstances, including whether any prohibited transactions under ERISA or the Code or a violation of any Similar Laws may result from such an investment and whether any exemption would be applicable, and determine on their own whether all conditions of any prohibited transaction exemption or exemptions have been satisfied such that the acquisition, holding and disposition of the notes by such investor are entitled to full exemptive relief thereunder.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange notes issued under this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its old notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     ,             , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

The Company and the Guarantors will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, the Company and the Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Guarantors have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters as to the guarantee given by Soltech, Inc. will be passed upon by Stites & Harbison, PLLC, Lexington, Kentucky and certain legal matters as to the guarantee given by CDC Corporation will be passed upon by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Current Report on Form 8-K dated April 13, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register the exchange notes to be issued in exchange for the old notes. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the exchange notes, please see the registration statement and the exhibits and schedules filed with the registration statement as well as the documents and exhibits incorporated by reference into this prospectus. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.owenscorning.com. You may access our and OCD’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web address does not constitute incorporation by reference of the information contained at such site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2006, filed on March 14, 2007;

•	our current reports on Form 8-K filed on January 10, 2007, February 21, 2007, February 28, 2007 and April 13, 2007;

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offering is completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Attention: Corporate Secretary

To obtain timely delivery of documents incorporated by reference in this prospectus, you must request such documents no later than five business days prior to the expiration date of the exchange offer.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. As the Registrants are constituted in varying jurisdictions, there are a number applicable statutes.

Registrants Incorporated Under Delaware Law

Owens Corning, Engineered Pipe Systems, Inc., Eric Company, Exterior Systems, Inc., Falcon Foam Corporation, IPM Inc., Jefferson Holdings, Inc., Norandex Distribution, Inc., OCCV1, Inc., Owens-Corning Funding Corporation, Owens Corning HOMExperts, Inc., Owens Corning HT, Inc., Owens Corning Overseas Holding, Inc., and Palmetto Products, Inc. are each incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

Article X of Owens Corning’s amended and restated certificate of incorporation eliminates the personal liability of Owens Corning’s directors to the fullest extent permitted by the DGCL. Such section eliminates or limits the personal liability of a director to Owens Corning or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Owens Corning or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of Owens Corning’s amended and restated bylaws provides that Owens Corning shall indemnify any and all persons who may serve or who have served at any time as a director or officer of Owens Corning or is or was serving at the request of Owens Corning as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and any directors or officers of Owens Corning who at the request of Owens Corning may serve or at any time have served as agents or fiduciaries of an employee benefit plan of Owens Corning or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent, to the fullest extent authorized or permitted by the DGCL. Owens Corning may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law, to the fullest extent authorized or permitted by such law.

In addition to the provisions of the amended and restated articles of incorporation and amended and restated bylaws, Owens Corning has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the amended and restated bylaws.

The bylaws and/or certificates of incorporation of Engineered Pipe Systems, Inc., Eric Company, Exterior Systems, Inc., Falcon Foam Corporation, IPM Inc., Jefferson Holdings, Inc., Norandex Distribution, Inc., OCCV1, Inc., Owens-Corning Funding Corporation, Owens Corning HOMExperts, Inc., Owens Corning HT, Inc., Owens Corning Overseas Holding, Inc., and Palmetto Products, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the laws of Delaware.

Registrants Incorporated Under the Delaware Limited Liability Company Act

INTEGREX Ventures LLC, Modulo USA LLC, OCCV2, LLC, OCCV3, LLC, OCCV4, LLC, Owens Corning Composite Materials, LLC, Owens Corning Construction Services, LLC, Owens Corning Cultured Stone, LLC, Owens Corning Fabwel, LLC, Owens-Corning Fiberglas Technology II, LLC, Owens Corning Foam Insulation, LLC, Owens Corning Franchising, LLC, Owens Corning Insulating Systems, LLC, Owens Corning Roofing and Asphalt, LLC, Owens Corning Sales, LLC, Owens Corning Science and Technology, LLC, and Owens Corning U.S. Holdings, LLC are each a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Modulo USA LLC, Owens Corning Composite Materials, LLC, Owens Corning Construction Services, LLC, Owens Corning Cultured Stone, LLC, Owens Corning Fabwel, LLC, Owens-Corning Fiberglas Technology II, LLC, Owens Corning Foam Insulation, LLC, Owens Corning Franchising, LLC, Owens Corning Insulating Systems, LLC, Owens Corning Roofing and Asphalt, LLC, Owens Corning Sales, LLC, Owens Corning Science and Technology, LLC, and Owens Corning U.S. Holdings, LLC each have operating agreements which provide that the company will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company), by reason of the fact that he, she or it is or was serving at the request of the company as a director, officer, and manager for any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful.

OCCV2, LLC, OCCV3, LLC, and OCCV4, LLC each have limited liability agreements which provide that, to the full extent permitted by applicable law, officers of the company shall be entitled to indemnification from the company for any loss, damage or claim incurred by such officer by reason of any act or omission performed or omitted by such officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such officer, except for any loss, damage or claim incurred by such officer by reason of gross negligence or willful misconduct with respect to such acts or omissions.

Registrants Incorporated Under Illinois Law

Owens-Corning Fiberglas Technology Inc. is incorporated under the laws of the state of Illinois. Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The bylaws of Owens-Corning Fiberglas Technology Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the laws of Illinois.

Registrants Incorporated Under Kentucky Law

Soltech, Inc. is incorporated under the laws of the state of Kentucky. Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The amended and restated articles of incorporation of Soltech, Inc. provide for the indemnification of directors to the fullest extent permitted by the laws of Kentucky.

Registrants Incorporated Under Wisconsin Law

CDC Corporation is incorporated under the laws of the state of Wisconsin. Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation or bylaws.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

CDC Corporation’s bylaws provide for indemnification for any director or officer to the fullest extent permitted by the laws of Wisconsin.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1	Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (as Modified) (incorporated by reference to Exhibit 2.1 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.2	Bankruptcy Court Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.1 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.3	Bankruptcy Court Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.2 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.4	District Court Order Affirming the Bankruptcy Court’s Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) and Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.3 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

3.1	Articles of Incorporation for CDC Corporation

3.2	Bylaws for CDC Corporation

3.3	Certificate of Incorporation for Engineered Pipe Systems, Inc.

3.4	Bylaws for Engineered Pipe Systems, Inc.

3.5	Certificate of Incorporation for Eric Company

3.6	Bylaws for Eric Company

3.7	Certificate of Incorporation for Exterior Systems, Inc.

3.8	Amended Bylaws for Exterior Systems, Inc.

3.9	Amended Certificate of Incorporation for Falcon Foam Corporation

3.10	Bylaws for Falcon Foam Corporation

3.11	Certificate of Formation for INTEGREX Ventures LLC

3.12	Operating Agreement for INTEGREX Ventures LLC

3.13	Certificate of Incorporation for IPM Inc.

3.14	Amended Bylaws for IPM Inc.

3.15	Certificate of Incorporation for Jefferson Holdings, Inc.

3.16	Bylaws for Jefferson Holdings, Inc.

3.17	Certificate of Formation for Modulo USA LLC

3.18	Operating Agreement for Modulo USA LLC

3.19	Certificate of Incorporation for Norandex Distribution, Inc.

3.20	Bylaws for Norandex Distribution, Inc.

3.21	Certificate of Incorporation for OCCV1, Inc.

3.22	Bylaws for OCCV1, Inc.

3.23	Certificate of Formation for OCCV2, LLC

Exhibit Number	Description
3.24	Limited Liability Company Agreement for OCCV2, LLC

3.25	Certificate of Formation for OCCV3, LLC

3.26	Limited Liability Company Agreement for OCCV3, LLC

3.27	Certificate of Formation for OCCV4, LLC

3.28	Limited Liability Company Agreement for OCCV4, LLC

3.29	Certificate of Formation for Owens Corning Composite Materials, LLC

3.30	Operating Agreement for Owens Corning Composite Materials, LLC

3.31	Certificate of Formation for Owens Corning Construction Services, LLC

3.32	Operating Agreement for Owens Corning Construction Services, LLC

3.33	Certificate of Formation for Owens Corning Cultured Stone, LLC

3.34	Operating Agreement for Owens Corning Cultured Stone, LLC

3.35	Certificate of Formation for Owens Corning Fabwel, LLC

3.36	Operating Agreement for Owens Corning Fabwel, LLC

3.37	Articles of Incorporation for Owens-Corning Fiberglas Technology Inc.

3.38	Amended Bylaws for Owens-Corning Fiberglas Technology Inc.

3.39	Amended Certificate of Formation for Owens-Corning Fiberglas Technology II, LLC

3.40	Operating Agreement for Owens-Corning Fiberglas Technology II, LLC

3.41	Certificate of Formation for Owens Corning Foam Insulation, LLC

3.42	Operating Agreement for Owens Corning Foam Insulation, LLC

3.43	Certificate of Formation for Owens Corning Franchising, LLC

3.44	Operating Agreement for Owens Corning Franchising, LLC

3.45	Certificate of Incorporation for Owens-Corning Funding Corporation

3.46	Bylaws for Owens-Corning Funding Corporation

3.47	Certificate of Incorporation for Owens Corning HOMExperts, Inc.

3.48	Bylaws for Owens Corning HOMExperts, Inc.

3.49	Certificate of Incorporation for Owens Corning HT, Inc.

3.50	Bylaws for Owens Corning HT, Inc.

3.51	Certificate of Formation for Owens Corning Insulating Systems, LLC

3.52	Operating Agreement for Owens Corning Insulating Systems, LLC

3.53	Certificate of Incorporation for Owens Corning Overseas Holding, Inc.

3.54	Bylaws for Owens Corning Overseas Holding, Inc.

3.55	Certificate of Formation for Owens Corning Roofing and Asphalt, LLC

3.56	Operating Agreement for Owens Corning Roofing and Asphalt, LLC

3.57	Certificate of Formation for Owens Corning Sales, LLC

Exhibit Number	Description
3.58	Operating Agreement for Owens Corning Sales, LLC

3.59	Certificate of Formation for Owens Corning Science and Technology, LLC

3.60	Operating Agreement for Owens Corning Science and Technology, LLC

3.61	Certificate of Formation for Owens Corning U.S. Holdings, LLC

3.62	Operating Agreement for Owens Corning U.S. Holdings, LLC

3.63	Amended Certificate of Incorporation for Palmetto Products, Inc.

3.64	Bylaws for Palmetto Products, Inc.

3.65	Amended and Restated Articles of Incorporation for Soltech, Inc.

3.66	Amended and Restated Bylaws for Soltech, Inc.

4.1	Indenture, dated as of October 31, 2006, by and among Owens Corning, each of the guarantors named therein and LaSalle Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s current report on Form 8-K (File No. 1-33100), filed November 2, 2006).

4.2	First Supplemental Indenture, dated as of April 13, 2007, by and among Owens Corning, each of the guarantors named therein and LaSalle Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s current report on Form 8-K (File No. 1-33100), filed April 13, 2007).

4.3	Form of Exchange Note (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of October 31, 2006, by and among Owens Corning, each of the guarantors named therein, Citigroup Global Markets Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 4.2 of Owens Corning’s current report on Form 8-K (File No. 1-33100), filed November 2, 2006).

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Stites & Harbison, PLLC.

5.3	Opinion of Reinhart Boerner Van Deuren s.c.

12.1	Statement Regarding Computation of Earnings to Fixed Charges.

21.1	Subsidiaries of Owens Corning.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature page of this registration statement).

25.1	Statement of eligibility of LaSalle Bank National Association, as Trustee, on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of our Client’s Letter.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

Item 22. Undertakings.

Each undersigned registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by each registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning

By:	/s/ DAVID T. BROWN
David T. Brown Chief Executive Officer

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Chief Executive Officer and Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Chief Financial Officer and Director	April 13, 2007

/s/ RONALD RANALLO Ronald Ranallo	Vice President and Corporate Controller	April 13, 2007

Each person whose signature appears below on this registration statement hereby constitutes and appoints Michael H. Thaman, Owens Corning’s Chairman of the Board and Chief Financial Officer, and Stephen K. Krull, Owens Corning’s Senior Vice President, General Counsel and Secretary, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on form S-4 (including, without limitation, post-effective amendments), and any registration statement or amendment under Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ NORMAN P. BLAKE, JR. Norman P. Blake, Jr.	Director	April 13, 2007

/s/ GASTON CAPERTON Gaston Caperton	Director	April 13, 2007

/s/ WILLIAM W. COLVILLE William W. Colville	Director	April 13, 2007

/s/ RALPH F. HAKE Ralph F. Hake	Director	April 13, 2007

/s/ F. PHILIP HANDY F. Philip Handy	Director	April 13, 2007

/s/ LANDON HILLIARD Landon Hilliard	Director	April 13, 2007

/s/ ANN IVERSON Ann Iverson	Director	April 13, 2007

/s/ JAMES J. MCMONAGLE James J. McMonagle	Director	April 13, 2007

/s/ W. HOWARD MORRIS W. Howard Morris	Director	April 13, 2007

/s/ JOSEPH F. NEELY Joseph F. Neely	Director	April 13, 2007

/s/ W. ANN REYNOLDS W. Ann Reynolds	Director	April 13, 2007

/s/ ROBERT B. SMITH, JR. Robert B. Smith, Jr.	Director	April 13, 2007

/s/ MARC SOLE Marc Sole	Director	April 13, 2007

/s/ DANIEL K. K. TSEUNG Daniel K. K. Tseung	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CDC Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

CDC Corporation

By:	/s/ DAN EIGEL
Dan Eigel President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ DAVID RABUANO David Rabuano	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Engineered Pipe Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Engineered Pipe Systems, Inc.

By:	/s/ RALPH A. THAN
Ralph A. Than President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eric Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Eric Company

By:	/s/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Exterior Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Exterior Systems, Inc.

By:	/s/ BRIAN D. CHAMBERS
Brian D. Chambers President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Falcon Foam Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Falcon Foam Corporation

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, INTEGREX Ventures LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

INTEGREX Ventures LLC

By:	/s/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IPM Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

IPM Inc.

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jefferson Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Jefferson Holdings, Inc.

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Modulo USA LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Modulo USA LLC

By:	/s/ CHARLES W. STEIN, JR.
Charles W. Stein, Jr. President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ CHARLES W. STEIN, JR. Charles W. Stein, Jr.	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Norandex Distribution, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Norandex Distribution, Inc.

By:	/s/ BRIAN CHAMBERS
Brian Chambers President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ BRIAN CHAMBERS Brian Chambers	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, OCCV1, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

OCCV1, Inc.

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, OCCV2, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

OCCV2, LLC

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, OCCV3, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

OCCV3, LLC

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, OCCV4, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

OCCV4, LLC

By:	/s/ MICHAEL H. THAMAN
Michael H. Thaman President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Composite Materials, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Composite Materials, LLC

By:	/s/ CHARLES E. DANA
Charles E. Dana President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ CHARLES E. DANA Charles E. Dana	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Construction Services, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Construction Services, LLC

By:	/s/ WILLIAM E. LEBARON
William E. LeBaron President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ WILLIAM E. LEBARON William E. LeBaron	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Cultured Stone, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Cultured Stone, LLC

By:	/s/ CHARLES W. STEIN, JR.
Charles W. Stein, Jr. President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ CHARLES W. STEIN, JR. Charles W. Stein, Jr.	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Fabwel, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Fabwel, LLC

By:	/s/ SCOTT FLOWERS
Scott Flowers President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ SCOTT FLOWERS Scott Flowers	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens-Corning Fiberglas Technology Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens-Corning Fiberglas Technology Inc.

By:	/s/ INGER H. ECKERT
Inger H. Eckert President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ FRANK C. O’BRIEN-BERNINI Frank C. O’Brien-Bernini	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens-Corning Fiberglas Technology II, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens-Corning Fiberglas Technology II, LLC

By:	/s/ INGER ECKERT
Inger Eckert President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ FRANK C. O’BRIEN-BERNINI Frank C. O’Brien-Bernini	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Foam Insulation, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Foam Insulation, LLC

By:	/s/ KIM HOWARD
Kim Howard President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ ROBERT E. DOYLE JR. Robert E. Doyle Jr.	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Franchising, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Franchising, LLC

By:	/s/ WILLIAM E. LEBARON
William E. LeBaron President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CHRISTY John W. Christy	Director	April 13, 2007

/s/ WILLIAM E. LEBARON William E. LeBaron	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens-Corning Funding Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens-Corning Funding Corporation

By:	/s/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis Vice President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning HOMExperts, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning HOMExperts, Inc.

By:	/s/ WILLIAM E. LEBARON
William E. LeBaron President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM E. LEBARON William E. LeBaron	Director	April 13, 2007

/s/ ALEX BARRY MEINKOVIC Alex Barry Meinkovic	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning HT, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning HT, Inc.

By:	/s/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Insulating Systems, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Insulating Systems, LLC

By:	/s/ ROY D. DEAN
Roy D. Dean President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ ROY D. DEAN Roy D. Dean	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Overseas Holding, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Overseas Holding, Inc.

By:	/s/ RALPH A. THAN
Ralph A. Than President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Roofing and Asphalt, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Roofing and Asphalt, LLC

By:	/s/ SHEREE L. BARGABOS
Sheree L. Bargabos President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ SHEREE L. BARGABOS Sheree L. Bargabos	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Sales, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Sales, LLC

By:	/s/ DAVID L. JOHNS
David L. Johns President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ DAVID L. JOHNS David L. Johns	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning Science and Technology, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning Science and Technology, LLC

By:	/s/ FRANK C. O’BRIEN-BERNINI
Frank C. O’Brien-Bernini President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ FRANK C. O’BRIEN-BERNINI Frank C. O’Brien-Bernini	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Owens Corning U.S. Holdings, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Owens Corning U.S. Holdings, LLC

By:	/s/ STEPHEN K. KRULL
Stephen K. Krull President and Secretary (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. BROWN David T. Brown	Director	April 13, 2007

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ STEPHEN K. KRULL Stephen K. Krull	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Palmetto Products, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Palmetto Products, Inc.

By:	/s/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

/s/ RALPH A. THAN Ralph A. Than	Director	April 13, 2007

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Soltech, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 13, 2007.

Soltech, Inc.

By:	/s/ DAVID RABUANO
David Rabuano President (principal executive officer, principal financial officer and principal accounting officer)

DATE: April 13, 2007

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	April 13, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (as Modified) (incorporated by reference to Exhibit 2.1 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.2	Bankruptcy Court Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.1 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.3	Bankruptcy Court Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.2 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.4	District Court Order Affirming the Bankruptcy Court’s Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) and Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.3 of Owens Corning Sales, LLC’s current report on Form 8-K (File No. 1-3660), filed September 29, 2006).

3.1	Articles of Incorporation for CDC Corporation

3.2	Bylaws for CDC Corporation

3.3	Certificate of Incorporation for Engineered Pipe Systems, Inc.

3.4	Bylaws for Engineered Pipe Systems, Inc.

3.5	Certificate of Incorporation for Eric Company

3.6	Bylaws for Eric Company

3.7	Certificate of Incorporation for Exterior Systems, Inc.

3.8	Amended Bylaws for Exterior Systems, Inc.

3.9	Amended Certificate of Incorporation for Falcon Foam Corporation

3.10	Bylaws for Falcon Foam Corporation

3.11	Certificate of Formation for INTEGREX Ventures LLC

3.12	Operating Agreement for INTEGREX Ventures LLC

3.13	Certificate of Incorporation for IPM Inc.

3.14	Amended Bylaws for IPM Inc.

3.15	Certificate of Incorporation for Jefferson Holdings, Inc.

3.16	Bylaws for Jefferson Holdings, Inc.

3.17	Certificate of Formation for Modulo USA LLC

3.18	Operating Agreement for Modulo USA LLC

3.19	Certificate of Incorporation for Norandex Distribution, Inc.

3.20	Bylaws for Norandex Distribution, Inc.

3.21	Certificate of Incorporation for OCCV1, Inc.

3.22	Bylaws for OCCV1, Inc.

3.23	Certificate of Formation for OCCV2, LLC

Exhibit Number	Description
3.24	Limited Liability Company Agreement for OCCV2, LLC

3.25	Certificate of Formation for OCCV3, LLC

3.26	Limited Liability Company Agreement for OCCV3, LLC

3.27	Certificate of Formation for OCCV4, LLC

3.28	Limited Liability Company Agreement for OCCV4, LLC

3.29	Certificate of Formation for Owens Corning Composite Materials, LLC

3.30	Operating Agreement for Owens Corning Composite Materials, LLC

3.31	Certificate of Formation for Owens Corning Construction Services, LLC

3.32	Operating Agreement for Owens Corning Construction Services, LLC

3.33	Certificate of Formation for Owens Corning Cultured Stone, LLC

3.34	Operating Agreement for Owens Corning Cultured Stone, LLC

3.35	Certificate of Formation for Owens Corning Fabwel, LLC

3.36	Operating Agreement for Owens Corning Fabwel, LLC

3.37	Articles of Incorporation for Owens-Corning Fiberglas Technology Inc.

3.38	Amended Bylaws for Owens-Corning Fiberglas Technology Inc.

3.39	Amended Certificate of Formation for Owens-Corning Fiberglas Technology II, LLC

3.40	Operating Agreement for Owens-Corning Fiberglas Technology II, LLC

3.41	Certificate of Formation for Owens Corning Foam Insulation, LLC

3.42	Operating Agreement for Owens Corning Foam Insulation, LLC

3.43	Certificate of Formation for Owens Corning Franchising, LLC

3.44	Operating Agreement for Owens Corning Franchising, LLC

3.45	Certificate of Incorporation for Owens-Corning Funding Corporation

3.46	Bylaws for Owens-Corning Funding Corporation

3.47	Certificate of Incorporation for Owens Corning HOMExperts, Inc.

3.48	Bylaws for Owens Corning HOMExperts, Inc.

3.49	Certificate of Incorporation for Owens Corning HT, Inc.

3.50	Bylaws for Owens Corning HT, Inc.

3.51	Certificate of Formation for Owens Corning Insulating Systems, LLC

3.52	Operating Agreement for Owens Corning Insulating Systems, LLC

3.53	Certificate of Incorporation for Owens Corning Overseas Holding, Inc.

3.54	Bylaws for Owens Corning Overseas Holding, Inc.

3.55	Certificate of Formation for Owens Corning Roofing and Asphalt, LLC

3.56	Operating Agreement for Owens Corning Roofing and Asphalt, LLC

3.57	Certificate of Formation for Owens Corning Sales, LLC

Exhibit Number	Description
3.58	Operating Agreement for Owens Corning Sales, LLC

3.59	Certificate of Formation for Owens Corning Science and Technology, LLC

3.60	Operating Agreement for Owens Corning Science and Technology, LLC

3.61	Certificate of Formation for Owens Corning U.S. Holdings, LLC

3.62	Operating Agreement for Owens Corning U.S. Holdings, LLC

3.63	Amended Certificate of Incorporation for Palmetto Products, Inc.

3.64	Bylaws for Palmetto Products, Inc.

3.65	Amended and Restated Articles of Incorporation for Soltech, Inc.

3.66	Amended and Restated Bylaws for Soltech, Inc.

4.1	Indenture, dated as of October 31, 2006, by and among Owens Corning, each of the guarantors named therein and LaSalle Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s current report on Form 8-K (File No. 1-33100), filed November 2, 2006).

4.2	First Supplemental Indenture, dated as of April 13, 2007, by and among Owens Corning, each of the guarantors named therein and LaSalle Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s current report on Form 8-K (File No. 1-33100), filed April 13, 2007).

4.3	Form of Exchange Note (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of October 31, 2006, by and among Owens Corning, each of the guarantors named therein, Citigroup Global Markets Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 4.2 of Owens Corning’s current report on Form 8-K (File No. 1-33100), filed November 2, 2006).

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Stites & Harbison, PLLC.

5.3	Opinion of Reinhart Boerner Van Deuren s.c.

12.1	Statement Regarding Computation of Earnings to Fixed Charges.

21.1	Subsidiaries of Owens Corning.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature page of this registration statement).

25.1	Statement of eligibility of LaSalle Bank National Association, as Trustee, on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of our Client’s Letter.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.